U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CHUBASCO RESOURCES CORP.
(Exact name of Registrant as specified in its charter)

NEVADA                          43-2053462
(State or other jurisdiction of                                                                                                            (I.R.S. Employer
incorporation or organization)                                                                                                           Identification Number)

509 - 4438 West 10th Avenue
Vancouver, B.C., Canada                    V6R 4R8
(Name and address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:          604-669-9740
Commission Registration Number:         333-119632
Approximate date of commencement of proposed sale to the public:     As soon as practicable after the effective date of this Registration
                                                                                                                              Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                            |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    |__|

CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH                                                                                   PROPOSED                       PROPOSED
CLASS OF                                                                                             MAXIMUM     MAXIMUM
SECURITIES                 OFFERING      AGGREGATE                AMOUNT OF
TO BE                                    AMOUNT TO BE                                   PRICE PER      OFFERING                    REGISTRATION
REGISTERED      REGISTERED                                         SHARE (1)        PRICE (2)    FEE (3)
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Common Stock                        3,216,500 shares                                     $0.50      $1,608,250    $230.77
---------------------------------------------------------------------------------------------------------------------------------------------------------------
(1) This price was arbitrarily determined by Chubasco Resources Corp.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
COPIES OF COMMUNICATIONS TO:
Cane & Associates, LLP
3273 East Warm Springs Rd.
Las Vegas, NV 89102
(702) 312-6255 Fax: (702) 944-7100
Agent for service of process

SUBJECT TO COMPLETION, Dated February 9, 2005

PROSPECTUS
CHUBASCO RESOURCES CORP
3,216,500
COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Chubasco Resources Corp. will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.50 per share. This offering will expire unless extended by the board of directors on June 30, 2005. The board of directors has discretion to extend the offering period for a maximum of an additional 90 days.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.50	None	$0.50
Total	$1,608,250	None	$1,608,250

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.50 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 7 - 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: February 9, 2005

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Table of Contents

Page
Summary	4
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
If we do not obtain additional financing, our business will fail	7
Because we will need additional financing to fund our extensive exploration activities, our auditors believe there is substantial doubt about our ability to continue as a going concern	7
Because we have only recently commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business	7
Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail	8
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	8
Because of the unique difficulties and uncertainties inherent in mineral exploration and the commercial production business, we face a high risk of business failure	8
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability	9
Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration efforts	9
Because our president has agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	9
Because our president, Mr. Scott Young, owns 67.88% of our outstanding common stock and serves as our sole director, investors may find that corporate decisions influenced by Mr. Young are inconsistent with the best interests of other stockholders	10
Because our mineral claims are not registered in our name but in the name of Marvin Mitchell, our agent, there is a risk that a difficulty could arise when registering the mineral claims to us	10
Risks Related To Legal Uncertainty	10
Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase	10
Because the Province of British Columbia owns the land covered by our mineral claims and Native land claims might affect our title to the mineral claims or to British Columbia’s title of the property, our business plan may fail	11
Risks Related To This Offering	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares	11
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	11

2

Forward-Looking Statements	11
Use of Proceeds	12
Determination of Offering Price	12
Dilution	12
Selling Shareholders	12
Plan of Distribution	19
Legal Proceedings	20
Directors, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	23
Interest of Named Experts and Counsel	26
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	26
Organization Within the Last Five Years	26
Description of Business	27
Plan of Operations	38
Description of Property	41
Certain Relationships and Related Transactions	44
Market for Common Equity and Related Stockholder Matters	44
Executive Compensation	47
Financial Statements	48
Changes in and Disagreements with Accountants	49
Available Information	49

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Summary

Chubasco Resources Corp.

We are in the business of mineral exploration. We are not a blank check company as defined in Rule 419 of Regulation C and we have not been formed for the purpose of arranging an acquisition. On September 14, 2004, we acquired through our agent, Mr. Marvin A. Mitchell, P.Eng., a 100% interest in fourteen mineral claims which we refer to as the Chub mineral claims. We purchased the Chub mineral claims based upon a geological report prepared by Mr. Eric A. Ostensoe, P. Eng., our consulting geologist. We hold these claims pursuant to a Bill of Sale Absolute between Mr. Mitchell our agent, and our wholly owned subsidiary, Chub Explorations Ltd. We refer to our subsidiary as CEL. In order to minimize cost and any inconvenience, we have not registered the Chub mineral claims in the name of CEL with the B.C. Mineral Titles Branch. Our agent’s firm, Mitchell Geological Services Inc., is the operator of the property and is responsible for filing geological assessment reports with the B.C. Mineral Titles Branch in respect of our exploration expenditures. The Chub mineral claims are located near the town of Tulameen in the Similkameen Mining Division of the Province of British Columbia. On September 14, 2004, we entered into a Property Acquisition Agreement (“Property Acquisition Agreement”). Pursuant to the Property Acquisition Agreement, we have received and executed a Bill of Sale Absolute in the proper form transferring all rights, title and interest in the Chub Mineral Claims to CEL. We have expended approximately $1,291 in relation to our acquisition of the Chub mineral claims.

On September 14, 2004 we entered into a Property Operating Agreement (‘Property Operating Agreement”). Pursuant to this Property Operating Agreement, Mitchell Geological Services Inc. became our operator and will thus oversee our initial phase mineral exploration project conducted on the Chub mineral claims in exchange for a 15% joint venture interest in the claims The 15% being paid to Mitchell Geological Services Inc. is dependent upon it serving as operator for the duration of our initial exploration program on the property.

The Property Operating Agreement, dated September 14, 2004, obligates us to incur exploration expenditures of no more than $9,120, on our first phase exploration program. Any exploration costs in excess of $9,120 will require our prior approval and we will be required to pay only 85% of the additional costs.

We have commenced our exploration program. Prior to acquiring the Chub mineral claims we incorporated a wholly owned subsidiary, Chub Exploration Ltd., a British Columbia corporation. Our subsidiary, which we refer to as CEL, was formed for the purpose of carrying out our mineral exploration program. We have transferred all of our 100% ownership interest in the Chub mineral claims to CEL.

Our plan of operations is to conduct mineral exploration activities on the Chub mineral claims in order to assess whether these claims possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of copper, lead/zinc, gold and other metallic minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claims. We are an exploration

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stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Prior to acquiring the Chub mineral claims, we retained the service Eric A. Ostensoe, P. Geo., a professional consulting geologist. Our consultant prepared a geological report for us on the mineral exploration potential of the claims. Included in this report is a recommended initial exploration program with a budget of $9,120. Exploration costs are billed to us in Canadian dollars, but the Company pays those costs in U.S. dollars. The value of Canadian dollars when converted into U.S. currency can fluctuate greatly. In an effort to reduce any risk created by fluctuations in the exchange rate, we have committed in the Property Operating Agreement, dated September 14, 2004, to expend no more than $9,120 U.S. dollars during the initial exploration program after the exploration expenditures have been converted from Canadian dollars into U.S. dollars without prior approval. All dollar amounts provided in this prospectus are stated or quantified in U.S. currency.

The mineral exploration program, consisting of geological mapping and sampling is oriented toward defining drill targets on mineralized zones within the Chub mineral claims.

At this time we are uncertain of the number of mineral exploration phases we will conduct before concluding that there are, or are not, commercially viable minerals on our claims. Further phases beyond the current exploration program will be dependent upon a number of factors such as our consulting geologist’s recommendations based upon ongoing exploration program results and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of October 31, 2004, we had $86,058 cash on hand and liabilities in the amount of $7,699. Accordingly, our working capital position as of October 31, 2004 was $78,489. Since our inception through October 31, 2004, we have incurred a net loss of $25,309. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through our initial exploration program which, under the terms of the Property Operating Agreement must be completed by December 31, 2005. Our working capital may be sufficient to enable us to perform limited exploration phases beyond the first geological exploration phase on the property. Accordingly, we may require additional financing in the event that further exploration is needed.

Our fiscal year ended is July 31.

We were incorporated on April 27, 2004, under the laws of the state of Nevada. Our principal offices are located at 509 - 4438 West 10th, Avenue, Vancouver, B.C., V6R 4R8, Canada. Our phone number is 604-669-9740 and our facsimile number is 604-681-6329.

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The Offering

Securities Being Offered                                                             Up to 3,216,500 shares of our common stock.

Offering Price and Alternative Plan                                              The offering price of the common stock is $0.50 per share. We intend to apply to the NASD
of Distribution                                                                             over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be                                             None
Sold in This Offering
Securities Issues and to be Issued                                               10,016,500 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds                                                                         We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From inception April 27, 2004, to our first fiscal year ended July 31, 2004, (Audited).	Three month period ended October 31, 2004 (unaudited).
Cash	$ 102,496	$ 86,058
Total Assets	$ 102,496	$ 86,188
Liabilities	$ 12,142	$ 7,699
Total Stockholder’s Equity	$ 90,354	$ 78,489

Statement of Loss and Deficit	From inception April 27, 2004, to our first fiscal year ended July 31, 2004, (Audited).	Three month period ended October 31, 2004 (unaudited).
Revenue	$ 0	$ 0
Loss for the Period	$ 13,444	$ 11,865

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Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail

For the next year of operations, our current operating funds should be sufficient to cover the first phase of our exploration program, and a contemplated second phase exploration program of similar scope, in addition to providing funds for anticipated operating overheads, professional fees and regulatory filing fees. In order for us to perform any further exploration or extensive testing past the first two phases we will need to obtain additional financing. As of October 31, 2004, we had cash in the amount of $86,058. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. While we have sufficient funds to carry out our initial exploration program and, if warranted, a follow-up program of a similar scale, on the Chub mineral claims, we will require additional financing if further exploration programs are necessary. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering reserves of commercial tonnage and grade, we will require additional funds in order to place the Chub mineral claim into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, lead, zinc, gold and other metallic minerals and the costs of exploring for or commercial production of these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our extensive exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern

We have incurred a net loss of $25,309 for the period from April 27, 2004, our inception, to October 31, 2004, and have no sales. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern.

Because we have only recently commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business.

We have just begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on April 27, 2004, and to date have been involved primarily in organizational

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activities, the acquisition of the mineral claims and obtaining independent consulting geologist’s report on our mineral claims. We have not earned any revenues as of the date of this prospectus.

Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Mr. Scott Young, our president and director, does not have formal training as a geologist or an engineer. Additionally, Mr. Young has never managed any company involved in starting or operating a mine. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry and hence may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Young’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.

Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

We have a verbal agreement with our consulting geologist that requires him to review all of the results from the exploration work performed upon our mineral claims and then make recommendations based upon those results. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions. We have a verbal agreement with a firm that provides us with office space, telephone answering and secretarial services. Each of these functions requires the services of persons in high demand and these persons may not always be available. The implementation of our business plan may be impaired if these parties do not perform in accordance with our verbal agreement. In addition, it may be hard to enforce a verbal agreement in the event that any of these parties fail to perform.

Because of the unique difficulties and uncertainties inherent in mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for valuable minerals also involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position. In addition, there is no assurance that the expenditures to be made by us in the

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exploration of the mineral claims will result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration efforts

Access to the Chub mineral claim may be restricted through some of the year due to weather in the area. The property is in south-central British Columbia. The terrain is mostly gentle slopes with steeper pitches. Access to the property from the end of paved roads is by way approximately 10 miles of gravel logging road and branches therefrom. These roads are best traveled by four wheel drive vehicles. During the winter months heavy snowfall can make it difficult if not impossible to undertake work programs. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. Generally speaking, the most efficient time for us to conduct our work programs will be during May through November. These limitations can result in significant delays in exploration efforts, as well as production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Young, our president and chief financial officer devotes 5 to 10 hours per week to our business affairs. If the demands of our business require the full business time of Mr. Young, he is prepared to adjust his timetables to devote more time to our business; however, Mr. Young may not be able to devote sufficient time to the management of our business, as and when needed. It is possible that the demands of Mr. Young’s other interests will increase with the result that he would no longer be able to devote sufficient time to the management of our business. Competing demands on Mr. Young’s time may lead to a divergence between his interests and the interests of other shareholders.

9

Because our president, Mr. Scott Young, owns 67.88% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Young are inconsistent with the best interests of other stockholders.

Mr. Young is our president, chief financial officer and sole director. He owns approximately 67.88% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Young may still differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Young to differ from the interest of other stockholders include his ability to devote the time required to run our mineral exploration activities.

Because our mineral claims are not registered in our name but in the name of Marvin Mitchell, our agent, there is a risk that a difficulty could arise when registering the mineral claims in our name.

In order to minimize cost and any inconvenience, we have not registered the Chub mineral claims in the name of our subsidiary which refer to as CEL with the B.C. Mineral Titles Branch. Our agent’s firm, Mitchell Geological Services Inc. is the operator of the property and is responsible for filing geological assessment reports with the B.C. Mineral Titles Branch with respect to our exploration expenditures. We have in proper form an executed Bill of Sale Absolute between Mr. Mitchell and CEL with respect to these mineral claims. In order to register these claims in the name of CEL, we must first apply at considerable cost to the B.C. Minerals Titles Branch for a Client Number. We intend to register these claims in the name of CEL following the completion of our initial exploration program. Unforeseen disputes or difficulties could arise in transferring the mineral properties to us.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to the Mining Act of British Columbia as we carry out our exploration program.

We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

10

Because the Province of British Columbia owns the land covered by our mineral claims and Native land claims might affect our title to the mineral claims or to British Columbia’s title of the property, our business plan may fail.

We are unaware of any outstanding native land claims on the Chub mineral claims; however it is possible that a native land claim could be made in the future. The federal and provincial government policy is at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. Should we encounter a situation where a native person or group claims an interest in our claims, we may unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims. In either case, the costs and/or losses could be greater than our financial capacity and our business would fail.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 3,216,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 32.11% of the common shares outstanding as of the date of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

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Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.50 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,216,500 shares of common stock offered through this prospectus. The shares include the following:

          a.     3,210,000 shares that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities
                  Act of 1933 and completed on June 8, 2004;
          b.     6,500 shares that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of
                   1933 and completed on July 30, 2004.
The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of February 9, 2005 including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4. the percentage owned by each upon completion of the offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

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The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 10,016,500 shares of common stock outstanding on February 9, 2005.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Ms. Janis Cardiff 102-1134 Burnaby Street Vancouver B.C. V6E 1P1	400	400	Nil	Nil
Mr. Robert L Chalmers 505-1755 Robson Street Vancouver B.C. V6G 3B7	400	400	Nil	Nil
Mr. Peter Chen 12-7733 Heather Street Richmond B.C. V6Y 4J1	200	200	Nil	Nil
Ms. Wendy Christine Chen 12-7733 Heather Street Richmond B.C. V6Y 4J1	200	200	Nil	Nil
Ms. Teresa Jane Duncan 995 Melbourne Ave North Vancouver B.C. V7R 1P1	480,000	480,000	Nil	Nil
Ms. Sonia Duwel 3395 West 23rd Ave Vancouver B.C. V6S 1K2	100	100	Nil	Nil

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Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Mr. Robert Leonard Andrew Faris 516 Cochrane Ave Coquitlam B.C. V3J 1Z9	450,000	450,000	Nil	Nil
Ms. Marry Fierro 424 East 36th Ave Vancouver B.C. V5W 1C8	100	100	Nil	Nil
Ms. Angela Fierro 798 Wain Road North Saanich B.C. V8L 5N8	100	100	Nil	Nil
Mr. Anthony P Fierro 428 East 36th Ave Vancouver B.C. V5W 1C8	100	100	Nil	Nil
Ms. Michell J Fierro 428 East 36th Ave Vancouver B.C. V5W 1C8	100	100	Nil	Nil
Ms. Sharon L Fleming 1550 - 625 Howe Street Vancouver B.C. V6C 2T6	500	500	Nil	Nil
Ms. Meagan Friesen 2313 Victoria Drive Vancouver B.C. V5N 4K8	100	100	Nil	Nil
Mr. Aaron Genereaux 71-1801 Jamieson Court New Westminster B.C. V3L 5R4	100	100	Nil	Nil

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Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Ms. Patricia Genereaux 1801-71 Jamieson Court New Westminster B.C. V3L 5R4	100	100	Nil	Nil
Ms. Corri Ann George 3001 Surf Cres. Coquitlam B.C. V3C 3S7	100	100	Nil	Nil
Ms.Lorie Gray 11845 Springdale Drive Pitt Medows B.C. V3Y 2S5	100	100	Nil	Nil
Mr. Robert Gray 11845 Springdale Drive Pitt Meadows B.C. V3Y 2S5	100	100	Nil	Nil
Ms. Melanee Henderson 1106-2040 Nelson Street Vancouver B.C. V6G 1N8	100	100	Nil	Nil
Mr. Bradley Robert Hersack 409-1428 Parkway Boulevard Coquitlam B.C. V3E 3L8	100	100	Nil	Nil
Ms. Kathryn E Hewitson Unit 43 600 Falcon Drive Port Mody B.C. V3H 4E1	420,000	420,000	Nil	Nil
Mr. Gregory H Iftody 307-699 Cardero Street Vancouver B.C. V6G 3H7	100	100	Nil	Nil

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Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Ms. Nadine A Joa 308-145 St Georges Street North Vancouver B.C. V7L 3G8	100	100	Nil	Nil
Ms. Lynn Kozmak 16760 61st Ave Suite 34 Surrey B.C. V3S 3V3	100	100	Nil	Nil
Mr. John Crispin Lavers 3559 Bedwell Bay Road Belcarra B.C. V3C 4RC	500,000	500,000	Nil	Nil
Ms. Leone LeGree 5450 Parker Street Burnaby B.C. V5B 1Z7	100	100	Nil	Nil
Mr. Sam McRae 1197 Lillooet Road North Vancouver B.C. V7J 3H7	100	100	Nil	Nil
Mr. Graham Moore 8884 Robins Court Burnaby B.C. V5A 4K8	100	100	Nil	Nil
Mr. David Murdoch 14677 Wellington Dr Surrey B.C. V3R 9H1	300	300	Nil	Nil
Ms. Jennifer L Murdoch 14677 Wellingtion Drive Surrey B.C. V3R 9H1	200	200	Nil	Nil

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Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Mr. Terrance G Owen 1801-71 Jamieson Court New Westminster B.C. V3L 5R4	100	100	Nil	Nil
Ms. Diane Pais 2736 Westlake Drive Coquitlam B.C. V3C 5J7	100	100	Nil	Nil
Mr. Dale Prentice 2206-1033 Marinaside Cr Vancouver B.C. V6Z 3A3	100	100	Nil	Nil
Ms. Sylvia J Rayer 1 - 1301 Johnston Street Vancouver B.C. V6H 3R9	460,000	460,000	Nil	Nil
Mr. James D Romano 4 - 1126 West 12th Ave Vancouver B.C. V6H 1L6	100	100	Nil	Nil
Ms. Michelle A Salera 117-1288 Marinaside Cres. Vancouver B.C. V6Z 2W5	100	100	Nil	Nil
Mr. Santo Sandhu 1334 West 59th Ave Vancouver B.C. V6P 1Y5	200	200	Nil	Nil
Mr. Brian Eric Sellstedt #105 - 330 West 2nd Street North Vancouver B.C. V7M 1E1	500,000	500,000	Nil	Nil

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Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Ms. Dorothy Isobell Sherritt 311 - 19835 64th Ave. Langley B.C. V2Y 1L8	400,000	400,000	Nil	Nil
Mr. Danny Chin Kiong Sng 138 Parkside Drive Port Mody B.C. V3H 4X5	100	100	Nil	Nil
Ms. Alecia Ann Susi 117-1288 Marinaside Crescent Vancouver B.C. V6Z 2W5	100	100	Nil	Nil
Ms .Christine Marie Swinton 407-939 Homer St Vancouver B.C. V6B 2W6	400	400	Nil	Nil
Ms. Lyliane Thal 1107 West 47th Ave Vancouver B.C. V6M 3N9	100	100	Nil	Nil
Ms. Ricki Jacqueline Thal 506-1067 Marinaside Cr. Vancouver B.C. V6Z 3A4	200	200	Nil	Nil
Mr. Peter Theodoropoulos 2431 East 24th Ave Vancouver B.C. V5R 1C7	100	100	Nil	Nil
Mr. Darryl Brent Turner 642 Newport Street Coquitlam B.C. V3J 7H7	100	100	Nil	Nil

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Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Mr. Wei-Chen Wang 204-450 Westview Street Coquitlam B.C. V3K 6C3	100	100	Nil	Nil
Ms. Anita Welke 5541 Broadway Burnaby B.C. V5B 2X8	300	300	Nil	Nil
Mr. Christopher James Wensley 403 - 1765 Duchess Ave West Vancouver B.C. V7V 1P8	100	100	Nil	Nil
Mr. Franklin Alex Wiener 5580 Linscott Court Richmond B.C. V7C 2W9	100	100	Nil	Nil

None of the selling shareholders;
(1) has had a material relationship with us other than as a shareholder at any time within the past three years, or;
(2) has been one of our officers or directors.

Plan of Distribution

We will pay the entire costs of this offering on behalf of the selling shareholders. These costs are estimated to be $26,231.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2. in privately negotiated transactions;
3. through the writing of options on the common stock;
4. in short sales, or;
5. in any combination of these methods of distribution.

The sales price to the public is fixed at $0.50 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange.

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Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:
1. the market price of our common stock prevailing at the time of sale;
2. a price related to such prevailing market price of our common stock, or;
3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;
2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities
    Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Cane & Associates, LLP, 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120.

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Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of February 9, 2005 are as follows:

Director:

Name of Director        Age
Scott Young                                                    53

Executive Officers:

Name of Officer          Age        Office
Scott Young                                                    53          President, Chief Financial Officer

Set forth below is a brief description of the background and business experience of executive officers and directors.

Mr. Scott Young is our president and chief financial officer and our sole director. Mr. Young was appointed to that position on April 27, 2004. For the past nine years, Mr. Young has been employed as a broker with a securities firm and is currently employed by an investor relations firm. From 1995 to 2000, he was a broker at Georgia Pacific Securities Ltd., a Vancouver, B.C. based Securities firm. During that time he participated in numerous public financings with a focus on oil, gas and mining projects. From 2000 to 2003, Mr. Young was hired personally on a project basis to serve as a consultant to both public and private corporate clients in Canada and the United States engaged in debt and equity financings, mergers, acquisitions, and corporate structuring. During this period, Mr. Young’s primary clients consisted of Cohy China Communications, Inc., In-Motion Media Corp., and Coal River Resources Inc. Commencing in January 2004, Mr. Young has acted in the capacity of vice president and an account executive with Freeform Communications Inc. which provides Investor Relations services to both Canadian and United States public companies. Freeform Communications Inc. is an Investor Relations firm registered with the B.C. Securities Commission. Mr. Young does not hold an equity interest in Freeform Communications Inc.

We presently do not pay our officer and director any salary or consulting fee.

Term of Office

Our Officer and Director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

We have no significant employees other than Scott Young. Mr. Young devotes approximately 5 hours per week of business time to our company.

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We conduct our business through verbal agreements with consultants and arms-length third parties. Current arrangements in place include the following:

     1.     A verbal agreement with our consulting geologist, Mr. Eric A. Ostensoe, P Eng., provides that he will review all of the results from the exploratory work performed upon the site and make recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services. The rates charged by geologists with a professional background consistent with Mr. Ostensoe range from between $300 to $500 per day plus travel costs and other out-of-pocket disbursements. We paid our consulting geologist $1,179 for the preparation of the initial Geological Report. Our consulting geologist had advised us that the cost of his report upon the completion of our initial exploration program will be approximately the same amount.

     2.     Verbal agreements with our accountants to perform requested financial accounting services and our outside auditors to perform audit functions at their respective normal and customary rates.

     3.     A verbal agreement with Pendrell Management Corp. to provide us with office space, telephone answering and secretarial services on a month to month basis at a rate of $1,300 per month.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 9, 2005 by:

1. each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities,

2. each of our directors,

3. named executive officers and;

4. officers and directors as a group.

At this time, only one shareholder falls within these categories, Mr. Scott Young, Director, President, and Chief Financial Officer. The shareholder listed possess sole voting and investment power with respect to the shares shown.

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Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	Scott Young Director, President and Chief Financial Officer 6130 Eastmont Drive West Vancouver, B.C., V7W 1X3 Canada	6,800,000	67.88%
Common Stock	All Officers and Directors as a Group (one person)	6,800,000	67.88%

(1) The percent of class is based on 10,016,500 shares of common stock issued and outstanding as of February 9, 2005.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of February 9, 2005, there were 10,016,500 shares of our common stock issued and outstanding were held by fifty one (51) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a

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majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1. The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2. The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3. Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4. Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

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5. Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6. Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.  Any other relative rights, preferences and limitations of that series.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the

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State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Associates, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

Erik A. Ostensoe, P. Geo., consulting geologist, has provided us with a geological evaluation report on the mineral claims. We employed Mr. Ostensoe on a flat rate consulting fee and he has no interest, nor does it expect any interest in the property or securities of Chubasco Resources Corp.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated on April 27, 2004 under the laws of the state of Nevada. On August 2nd, 2004 we formed a wholly subsidiary known as Chub Exploration Ltd. (CEL), a British Columbia corporation. CEL was formed to conduct our exploration business within the Province of British Columbia. On September 14, 2004 our subsidiary through our agent Mr. Marvin A. Mitchell, purchased all right title and interest in fourteen mineral claims, located in the Similkameen Mining

26

Division of the Province of British Columbia from Mr. Thomas E. Lisle. This purchase was made through to a Property Acquisition Agreement whereby Mr. Lisle sold us the Chub mineral claims which are held in the name of our agent. Our agents’ geological services firm became the operator of the exploration program to be conducted on the claims. The Property Operating Agreement sets forth each party's rights and responsibilities relating to both the exploration and potential mining stages of the operations to be conducted on our mineral claims.

Mr. Scott Young, our president, chief financial officer, and sole director has been a promoter of our company since its inception.

Ms. Maxine Cooper, joined us as corporate secretary for the period May 17th, 2004 to June 9th, 2004 in order to assist Mr. Young in dealing with corporate organizational matters.

Description of Business

In General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own a 100% interest in fourteen mineral claims that we refer to as the Chub mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. Although there is evidence of exploratory work on the claims conducted by prior owners, reliable records of this work has not been found. Exploration since discovery in the late 1890’s or early 1900’s has included geological mapping, poorly documented geophysical surveys, short adits, trenching and diamond drilling. This work indicates that the mineral zone has a width of as much as 600 feet and a length of about 3,600 feet. Possible extensions to the north are obscured by overburden. We are uncertain as to the potential existence of a commercially viable mineral deposit existing on our mineral claims.

Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of copper, lead/zinc, and gold. We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability. Mr. Young, our president, has not visited our mineral claims.

Once we receive the results of our first exploration program, our board of directors in consultation with our consulting geologist will assess whether to proceed with further exploration. Our initial program will cost approximately $9,120 and the report of our consulting geologist should be available in April, 2005. In the event that a follow-up exploration program is undertaken, the costs are expected to be similar to the first exploration program, and the geologist’s report should be available by June 2005. A third exploration program, if undertaken, would cost approximately $38,000, with the results available in November, 2005. The existence of commercially exploitable mineral deposits in the Chub mineral claims is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

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Acquisition of the Chub mineral claims, the property acquisition agreement and the property operating agreement.

Upon our agent, Mr. Marvin A. Mitchell closing a property acquisition agreement with Mr. Thomas E. Lisle on September 14, 2004, Mr. Mitchell obtained a Bill of Sale Absolute for the 14 Chub mineral claims located in the Similkameen Mining Division of the Province of British Columbia, and registered these claims in his name. Mr. Mitchell used funds which we advanced to him to purchase the 14 Chub mineral claims. There was no written agreement with Mr. Mitchell for the advancement of funds used to acquire the 14 Chub mineral claims. Mr. Mitchell paid $1,179 to Mr. Lisle, which was his cost in staking the Chub mineral claims. We also reimbursed Mr. Mitchell approximately $111 for the costs charged by the B.C. Mineral Titles Branch for transferring the Chub mineral claims from Mr. Lisle to Mr. Mitchell. Concurrently, pursuant to our Property Operating Agreement and for additional consideration of $0.80 (approximately one dollar Canadian) paid to Mr. Mitchell, we received an executed Bill of Sale Absolute on September 21, 2004 in the proper from Mr. Mitchell for the Chub claims. Although we have purchased the Chub claims, we have not registered the Chub mineral claims in our name. In order to minimize cost and any inconvenience, we have not registered the Chub mineral claims in the name of CEL with the B.C. Mineral Titles Branch. We intend to register these claims in the name of CEL following the completion of our initial exploration program.

Mr. Mitchell’s company, Mitchell Geological Services Inc., is the operator of the exploration program on the claims, pursuant to the Property Operating Agreement. Mitchell Geological Services Inc. is responsible for filing geological assessment reports with the B.C. Mineral Titles Branch in respect of our exploration expenditures.

We selected these properties based upon an independent geological report which we commissioned from Eric A. Ostensoe, P. Eng. on our claims. Our consultant recommended that we launch an initial exploration program on our claims which will cost us approximately $9,120. We will pay the entire amount of the first $9,120 of mineral exploration expenses on our mineral claims prior to December 31, 2005, half of which must be expended prior to December 31, 2004. Prior to December 31, 2004, we expended at least half of the first $9,120 of mineral exploration expenses on our mineral claims. Expenditures in excess of $9,120 will require our prior approval. We will pay 85% of such approved excess costs and Mitchell Geological Services Ins. will pay 15%. Our initial exploration program was recently commenced. To date, we have advanced $5,000 to Mitchell Geological Services Inc. for services rendered as operator of the Chub mineral claims. As operator, Mitchell Geological Services Inc. has performed the research of public exploration documents as set forth in the first phase of the initial exploration program. Due to inclement weather, Mitchell Geological Services Inc. has not been able to conduct the prospecting, mapping, and sampling or rock and soil sample assays which are required to complete the first phase of the initial exploration program. We expect that this work will be completed prior to the end of March 2005.

Prior to acquiring the Chub mineral claims, we incorporated a wholly owned subsidiary company Chub Exploration Ltd., a British Columbian corporation which we refer to as CEL. CEL was formed for the purpose of carrying out our mineral exploration program in British Columbia. Upon

28

forming CEL, we transferred all of our 100% ownership interest in the Chub mineral claims to CEL.

Further provisions of the Property Operating Agreement stipulate that Mitchell Geological Service Ind. is to govern the initial exploration program operations to be conducted on the Chub mineral claims. The position of Mitchell Geological Service Ind. is generally referred to as the operator within the mineral exploration industry. In the event that Mitchell Geological Services Inc. remains the operator throughout the initial exploration program, it will be entitled to receive as partial compensation for its services, a 15% undivided interest in the Chub mineral claims. Mitchell Geological Services Inc. will also be entitled to charge a fee for its services as operator equaling 7½% of the first $7,500 dollars of exploration expenditures and 5% of exploration expenditures thereafter.

Mitchell Geological Services Inc. is a privately owned, independent firm offering professional geological, exploration, and consulting services. Mitchell Geological Services has been in business for 19 years. As such, it has been engaged to provide these services for various clients located in North America, Central America and Africa. Mr. Marvin A. Mitchell, the principal of Mitchell Geological Services Inc., is a graduate of the Montana College of Mineral Science & Technology, Butte, Montana, USA, B.Sc., Geological Engineering (Mining Option). He is a member of the Association of Professional Engineers and Geoscientists of British Columbia, and a member of the Canadian Institute of Mining and Metallurgy. He is capable of developing mineral projects, initiating exploration programs from the “grass roots” level and carrying these projects through all phases of exploration to the mining feasibility stage. In addition, his broad practical background and marketing experience is an asset in the supervision of the later stages of project development because we will require expertise in marketing finished mineral products or other semi-refined mineral products in the event that commercially exploitable mineral deposits exist. Currently, Mr. Mitchell is not providing us with any marketing services. Mr. Mitchell is also a free miner in British Columbia. He is qualified to write and submit reports to the British Columbia Ministry of Energy and Mines for assessment work purposes.

Upon the completion of the initial exploration phase, we intend to request that our consulting geologist review the results of the exploration program and report back to us with his recommendations, if any, with regard to further exploration programs. To date, we completed the research of public exploration documents as set forth in the first phase of the initial exploration program. Due to inclement weather, we have not been able to conduct the prospecting, mapping, and sampling or rock and soil sample assays which are required to complete the first phase of the initial exploration program. We expect that this work will be completed prior to the end of March 2005. The report of our consulting geologist should be available in April, 2005. Provided that further exploration programs are recommended and provided that Mitchell Geological Service Inc. has remained the operator throughout the initial phase, the Property Operating Agreement requires that our company and a sole purpose company to be formed by our operator will enter into a formalized joint venture. In the event that Mitchell Geological Services Inc. has not remained the operator throughout the initial exploration period and has not earned the 15% undivided interest in the Chub mineral claims, provided that the recommendations of our consulting geologists favors further exploration, we intend to seek out a candidate with similar qualifications to those of Mitchell Geological Services Inc. and form a new joint venture with that organization.

29

The purpose of the joint venture will be to further explore the property containing the Chub mineral claims with the eventual goal of putting the property into commercial production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial production. It is possible that results may be positive from the exploration program, but not sufficiently positive to warrant proceeding at a particular point in time. World prices for minerals may dictate not proceeding. Due to the fluctuation in the prices for minerals, it is also possible that mineral exploration ventures may not be profitable resulting in our inability to attract funding from investors to finance further exploration.

Under the terms of the joint venture agreement, both parties agree to associate and participate in a single purpose joint venture to carry out the project. Beneficial ownership of the property remains in each party’s name proportional to its respective interest. Also, subsequent to the initial exploration program costs that we will bear, future costs are to be met by each party in proportion to its interest.

Our initial joint venture interest shall be 85% and Mitchell Geological Services Inc.’s company, which we refer to as Mitchellco, will be 15%. The interest of each party may be reduced and the other party’s interest increased by an amount equal to the share of the exploration costs they were obliged to pay. If the interest of either us or Mitchellco is reduced to less than 5%, then that party will be deemed to have assigned their interest to the other party, and their sole remuneration and benefit from the joint venture agreement will be a Royalty equal to 2½% of net profits. The respective interest of each party could be increased or decreased form time to time if any or all of the following events occur: (1) a party fails to pay its proportionate share of the costs; (2) a party elects not to participate in the program, and/or; (3) a party elects to pay less than its proportionate share of the costs for a program. If these terms operate to cause a party’ interest in the Chub mineral claims to be reduced to 5% or less, that party will assign and convey its interest to the other party and will receive a royalty equal to 5 % of the net profits of production.

The property operating agreement provides that Mitchell Geological Services Inc., as the initial operator, will have the same rights, duties, and responsibilities as it would have were it the operator pursuant to the proposed joint venture agreement.

The operator has the full right, power and authority to do everything necessary or desirable to carry out a program and the project and to determine the manner of exploration of the property. A management committee consisting of one representative of each party will oversee the operator and manage or supervise the management of the business and affairs of the joint venture. Each representative may cast that number of votes that is equal to that party’s interest. A simple majority of the management committee prevails and the management committee’s decisions made in accordance with the joint venture agreement are binding on all parties. The proposed joint venture agreement contemplates that the agreement will stay in effect for so long as any part of the property or project is held in accordance with the agreement, unless earlier terminated by agreement of all parties.

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Description and Location of the Chub mineral claims

The Chub mineral claims consists of fourteen two-post mineral claims within the Similkameen Mining Division of British Columbia.

Tenure	Claim Name	Owner	Expiry	Area	Tag Number
413776	Chub 1	118613	August 28th, 2005	1 unit	606842M
413777	Chub 2	118613	August 28th, 2005	1 unit	606843M
413778	Chub 3	118613	August 28th, 2005	1 unit	606844M
413779	Chub 4	118613	August 28th, 2005	1 unit	606845M
413780	Chub 5	118613	August 28th, 2005	1 unit	606846M
413781	Chub 6	118613	August 28th, 2005	1 unit	606847M
413782	Chub 7	118613	August 28th, 2005	1 unit	606848M
413783	Chub 8	118613	August 28th, 2005	1 unit	606849M
413784	Chub 9	118613	August 28th, 2005	1 unit	606901M
413785	Chub 10	118613	August 28th, 2005	1 unit	606902M
413786	Chub 11	118613	August 28th, 2005	1 unit	606903M
413787	Chub 12	118613	August 28th, 2005	1 unit	606904M
413788	Chub 13	118613	August 28th, 2005	1 unit	606905M
413789	Chub 14	118613	August 28th, 2005	1 unit	606906M

The claims are approximately 500 yards square each and cover a total of about 363 acres or about 0.60 square miles. Exploration work to the extent of $70.00 per unit will be required prior to the expiry date of August 28, 2005, or equivalent cash paid in lieu of work. It is our intention to continue exploration work and expend the necessary amount to maintain our claims in good standing. Precise claim surveying by Global Positioning Satellite Survey instrument may be filed for 1 year of work per unit.

It is our intention to apply all funds expended on our Chub mineral claims as assessment work on all 14 claims. In the event that all $9,120 of our first stage exploration program funds are expended prior to August 28, 2005, that amount of expenditure will hold the claims in good standing for approximately seven years. As of October 31, 2004, we expended $2,358 in exploration costs. As of October 31, 2004, we expended an amount sufficient to hold the claims in good standing for at least two more years.

Mr. Thomas E. Lisle staked the Chub mineral claims in August 2004. Staking a claim involves physically marking the boundaries of the mineral claim area on the ground and is the first step in acquiring title to the claim. Once the property is staked, title to the property can be recorded with the British Columbia Ministry of Energy and Mines. Upon our purchase of the Chub mineral claims by our agent Mr. Marvin Mitchell, Mr. Lisle delivered Mr. Mitchell a bill of sale for the claims in a form prescribed by the Ministry of Energy and Mines which allowed Mr. Mitchell to register the claims in his own name. We subsequently received from Mr. Mitchell a bill of sale in the prescribed form which will allow us at any time to register the claims in our name at any time of our choosing. For convenience in recording exploration work done on the property and in filing assessment reports with the Ministry of Energy and Mines, we have decided to keep the claims registered in Mr. Mitchell’s name for the initial exploration period. Upon the formation of the joint venture, we intend to register each party’s interest in the claims according to its joint venture interest.

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The Province of British Columbia owns the land covered by the mineral claims. Currently, we are not aware of any native land claims that might affect our title to the mineral claims or to British Columbia’s title of the property. Although we are unaware of any situation that would threaten our claims, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. If we should encounter a situation where a native person or group claims and interest in our claims, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims.

Prior to the expiry dates listed above, we plan to file for an extension of our mineral claims. In order to extend the expiry dates of a mineral claim, the government requires either (1) completion of exploration work on the mineral claims valued at an amount stipulated by the government and the payment of a filing fee; or (2) payment to the Province of British Columbia in lieu of completing exploration work to maintain the mineral claims. Currently, an exploration work value of approximately $70 is required during each of the first three years after a claim is staked and an exploration work value of approximately $140 is required in subsequent years. Accordingly, exploration work on the Chub mineral claims must be completed and filed with the Province in the amount of approximately $980 by August 28, 2005 or this amount must be paid to the Province of British Columbia by August 28, 2005. As of October 31, 2004, we expended $2,358 in exploration costs. As of October 31, 2004, we expended an amount sufficient to hold the claims in good standing for at least two more years. A maximum of ten years of work credit may be filed on a claim. If the required exploration work expenditure is not completed and filed with the Province in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claims will lapse and title with revert to the Province of British Columbia.

Due to the amount of funds we have expended towards the completion of our initial stage exploration program, we expect to fulfill all of these requirements for a period of several years.

Geological Exploration Program in General

We have obtained an independent Geological Report and have acquired the Chub mineral claims. We have engaged Erik A. Ostensoe, P. Eng., who has prepared this Geological Report and reviewed all available exploration data completed on the mineral claims.

Mr. Erik A. Ostensoe is a graduate of the University of British Columbia where he obtained a B.Sc. Degree in Honors Geology in 1960 and subsequently has completed course requirements for a Master of Science at Queen’s University, Kingston, Ontario. He is a member of the Association of Professional Engineers and Geoscientists of British Columbia. He has practiced his profession continuously for more than 40 years. He has worked in the Similkameen Mining district or south-central British Columbia at intervals during the past twelve years and is familiar with the geology and mineral deposits of that area.

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The property that is the subject of our mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claims.

To date, we completed the research of public exploration documents as set forth in the first phase of the initial exploration program. Due to inclement weather, we have not commenced the field work phase of our initial exploration program. Exploration is currently in the preliminary stages. Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found. The details of the Geological Report are provided below.

Chub Mineral Claims Geological Report, Dated September 4, 2004.

A primary purpose of the geological report is to review information, if any, from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of commercial production project on the mineral claims. The summary report listed results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further geological exploration program.

Exploration History of the Chub Mineral Claims

The history of the exploration of the mineral claims is summarized in the report that we obtained from our geological consultant; Erik A. Ostensoe, P. Eng. The following summary of the exploration history of the mineral claims is based on our consultant’s description.

The Chub mineral claims are located in an area where commercial production activity goes back to about 1860. Many copper, gold and lead/zinc prospects on or near the Chub mineral claims have been explored variously by prospecting, trenching and diamond drilling methods. Surface trenching and short underground workings remain from work performed in the 1920s and 1930s.

Mineral claims formerly covered all of the Chub mineral claims area but have lapsed in recent years. A multi element mineralized zone known as the cousin jack mineral zone has been identified and is known to extend into the Chub claims and the two rainbow claims which the Chub claims partially surround.

The British Columbia Minister of Mines Reports and assessment work files contain much information concerning the general Similkameen Mining District. At least two campaigns of diamond drilling have been undertaken to investigate the cousin jack mineral zone located on or near the Chub mineral claims: by Gold River Mines Ltd. in 1972 and by Abermin Corporation in the 1980s. It is believed that geophysical and geochemical surveys were also complete.

Enticing mineralization figures have been reported from time to time in the exploration media, but these reports in the absence of adequate documentation are deemed unreliable.

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The first phase of our initial exploration program will entail the expenditure of approximately $900 on document research of existing ministry of mines reports and assessment work files.

Geology of the Chub Mineral Claims

The Chub claims partially enclose two claims not owned by us known as the rainbow claims. All of these claims cover part of a zone of intense alteration in the underlying rock known as the cousin jack mineralized zone. These alterations have occurred over millions of years and are caused mineral laden hot water from deep within the earth’s surface percolating up towards the surface through cracks and fissures in the local rock. As these waters cool near the surface, the minerals tend to be deposited.

The cousin jack zone follows the direction of major regional fault zones. The zone is characteristically composed of grey-appearing type of water borne deposit. Sufficient exploration has not been conducted to determine if this deposit contains mineralization in sufficient concentration or quantity to be economically mineable.

Exploration since discovery in the late 1890s or early 1900s has included the mapping of surface or near surface geological structures called surface mapping. There have also been poorly documented geophysical surveys conducted. These are surveys usually conducted from the surface employing scientific techniques intended to indicate the characteristics of sub-surface geological structures. In addition a number of short underground workings and surface trenching has been undertaken. Diamond drilling programs have also been undertaken. Using this technique, geologists and engineers are able to recover a core from the drill for purposes of determining geological structure and assaying for actual mineralization.

Work to date indicates that the cousin jack zone has width of as much as 600 feet and a length of approximately 3,600 feet. It is possible that the length of the deposit is greater because the northern end of the deposit is covered by overburden deposited during the last ice age.

Exploration Potential

Our consulting geologist concluded that the Chub mineral claims exhibit an environment favorable to the discovery of economic deposits of copper, zinc and gold mineralization where broad zones of intense alteration and metallic mineralization has been explored by trenching, small underground workings and diamond drilling. The copper zones nearby to the cousin jack zone have received relatively little exploration and apparently none in recent times.

Our geological consultant further concludes that the identified mineral zones have characteristics of some of the world’s important commercial production districts and warrant further investigations.

Recommendations

Our geological consultant recommends an exploration program on the Chub mineral claims to test for the presence of large body type mineral deposits. The initial stage of this program will be to

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conduct a research of public records to assist in determining the outcomes of exploration programs conducted by others in past years. Our consultant further recommended a program of prospecting, mapping, and sampling. In addition, prior to diamond drilling of defined targets, additional geological or geochemical surveys may be necessary, provided we receive successful results from these surveys.

Exploration Budget

Our geological consultants have proposed a budget for the initial phase of exploration on the Chub mineral claims, consisting of a mapping and sampling program, as follows:

Research of public exploration documents        $1,140
Prospecting, mapping, and sampling                                                     $7,144
Rock and soil sample assays             $836

                                 Total            $9,120
                                                                                                          =====

We are proceeding with the initial exploratory work as recommended. To date, we completed the research of public exploration documents as set forth in the first phase of the initial exploration program. Due to inclement weather, we have not commenced the field work phase of our initial exploration program. Upon completion and our review of the results of this phase we will assess whether the results are sufficiently positive to warrant additional phases of an exploration program. We will make this decision to proceed with further programs based upon our consulting geologists firm’s review of the results and recommendations. We will also assess whether our current financial position will allow for such additional phases or if we will need to raise additional capital in order to conduct any further work on the property. This assessment will include an assessment of the price of minerals and the market for financing of mineral exploration projects at the time of our assessment. The assessment will be conducted by our geological consulting firm. The cost is expected to be approximately $250.

Competition

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. In addition, if we progress to the production phase, production of minerals in the Province of British

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Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to Chubasco and CEL is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines. The initial phase of our exploration program will consist hand trenching, sampling, mapping, and possibly a segment of an electronic based geological exploration technique referred to as Induced Polarization. The practice in British Columbia under this act has been to request permission for such a program in a letter to the B.C. Ministry of Energy and Mines. Permission is usually granted within one week. Should a follow-up exploration program be undertaken, it would probably be intended to refine information garnered in the first phase employing the same methods of exploration.

In addition, the B.C. Ministry of Energy and Mines administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code. Ongoing exploration programs likely will be expanded to include activities such as line cutting, machine trenching and drilling. In such circumstance, a reclamation deposit is usually required in the amount of $3,000 to $5,000. The process of requesting permission and posting the deposit usually takes about 2 weeks. The deposit is refundable upon a Ministry of Energy and Mines inspector’s determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures. At this phase in the process, a baseline environmental study would have to be produced. Such a study could take many months and cost in excess of $100,000.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

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Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage caused such as refilling trenches after sampling or cleaning up fuel spills. Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time because we do not know the extent of the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

Employees

We have no employees as of the date of this prospectus other than our president and CEO, Mr. Young. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have formed a wholly owned subsidiary Chub Exploration Ltd.., a British Columbia corporation which we refer to as CEL. It was formed for the purpose of conducting our mineral exploration program on our behalf. We have transferred our 100% interest in the Chub mineral claims and in the exploration program to CEL.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

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Plan of Operations

Our business plan is to proceed with the exploration of the Chub mineral claims to determine whether there are commercially exploitable reserves of copper, lead/zinc, gold or other metals. We have embarked upon the initial phase of the exploration program recommended by our firm of consulting geologists. The initial phase of the recommended geological exploration program will cost approximately $9,120. We have formed a wholly owned subsidiary, Chub Exploration Ltd., a British Columbia corporation, which we refer to as CEL. It was formed for the purpose of conducting our mineral exploration program on our behalf. We have transferred our 100% interest in the Chub mineral claims and in the exploration program to CEL. We had $78,489 in working capital as of October 31, 2004. Accordingly, we are able to proceed through the initial stage of the exploration program without additional financing. The program will be overseen in the field by Mr. Erik Ostensoe, our consulting geologist.

We acquired a 100% undivided interest in the Chub mineral claims on September 14, 2004 and proceeded with the initial exploration program as recommended by our consulting geologist. Our interest in the claims will be reduced to 85% should our operator remain the operator for the duration of our initial exploration period.

We have sufficient cash reserves to proceed with the initial phase of our exploration program. The anticipated cost of the initial phase of the exploration program was $9,120. We have commenced the initial phase of the exploration program and completed only the research of public exploration documents. Due to inclement weather, we have not commenced the field work phase of our initial exploration program. We expect that this work will be completed prior to the end of March 2005. The report of our consulting geologist is expected to be available by April, 2005. To date, we have advanced $5,000 to our operator in respect of his services in conducting our mineral exploration program on the Chub mineral claims. Once we receive these results of our initial exploration program, our board of directors, in consultation with our consulting geologist, Mr. Erik A. Ostensoe, will assess whether to proceed with any further exploration. In making this determination to proceed with a further exploration program, we will make an assessment as to whether the results of the initial exploration phase are sufficiently positive to enable us to proceed. This assessment will include an evaluation of our cash reserves after the completion of the initial exploration phase, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment.

In the event the results of our initial exploration program prove not to be sufficiently positive to proceed with a further exploration on the Chub mineral claims, we intend to seek out and acquire other North American mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities. Presently, we have not given any consideration to the acquisition of other exploration properties because we have only recently commenced our initial exploration program and have not received any results.

Should a follow-up exploration program be undertaken, it would likely commence in April, 2005 and we would expect our consulting geologists’ report by mid-June, 2005. The second phase of the exploration program would entail exploration work similar to the exploration work in the initial phase. The second phase will involve a continuation of the initial phase word and will be focused

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on specific targets that have been identified. For this reason, the cost and scope of this second exploration program would likely be similar to the initial program. As a result, the second phase of the exploration program could be undertaken without the need for us to raise additional funding.

A third exploration program, if undertaken, would likely commence in the late summer or early fall of 2005, and would likely include preparation of grid of closely spaced lines to enable completion of detailed surveys, including geophysical surveys and further sampling. We would expect the results of this program to be available in November 2005. It is anticipated that a third phase of exploration is likely to include preparation of a grid of closely spaced lines to enable completion of detailed surveys, including magetomer surveys, further soil geochemical sampling and possibly induced polarization surveys. The objective of that stage of work is to identify areas that have a strong likelihood of hosting mineral deposits that can be explored using diamond drilling methods. The cost would be approximately $38,000.

The following are estimated costs of each aspect of the third phase of the exploration program:

6 miles of slashed, flagged and picketed grid lines	$4,000
6 miles of magnetometer survey using proton magnetometer, readings at 75 yard spacing	$3,200
Instrument rental re magnetometer survey	$ 320
Labor cost of 6 miles of induced polarization/resistivity survey	$6,200
Allowance for geophysical consulting services in supervising, interpreting and reporting geophysical survey data	$3,200
Geochemical soil survey of grid with sample spacing 75 meters Labor cost of 400 soil samples	$3,200
consumables, soil bags, tools	$ 160
analytical costs - 400 samples	$5,500
Additional costs - vehicle rentals and expenses, living costs for crew	$3,200
Allowance for project supervision and reporting results to management	$5,600
Probable cost of Phase 3 field work	$34,580
Contingency allowance for unforeseen expenditures @ 10%	$ 3,458
Total cost	$38,038 ======

In the event we determined to conduct this third exploration program, we will need to raise the entire amount of the exploration program along with additional funds to meet ongoing working capital needs.

Upon the completion of this first exploration program, or any additional programs, which are successful in identifying mineral deposits, will have to spend substantial funds on further drilling and engineering studies before we know that we have a mineral reserve. A mineral reserve is a commercially viable mineral deposit.

During this exploration stage Mr. Young, our President, will only be devoting approximately five hours per week of his time to our business. We do not foresee this limited involvement as

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negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants. If, however, the demands of our business require more business time of Mr. Young such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business. However, he may not be able to devote sufficient time to the management of our business, as and when needed.

In the event that we require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1.     $9,120 in connection with the completion of the initial phase of our recommended geological work program.

2.     $9,120 in connection with the completion of the second phase of our recommended geological work program.

3.     $38,000 in connection with the completion of the third phase of our recommended geological work program.

4.     $44,000 for operating expenses. Of this amount we plan to spend approximately $25,000 on general, legal, accounting and administrative expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934 and approximately $19,000 relating to working capital. Of the expenditures expected to be made from working capital, we have allocated $15,600 to office services to be provided by Pendrell Management Corp. and $1,140 for geological consulting services

We had working capital in the amount of $78,489 as of October 31, 2004. Our total expenditures over the next twelve months are anticipated to be approximately $100,240. In the event we determined to conduct this third exploration program, we will need to raise the entire amount of the exploration program along with additional funds to meet ongoing working capital needs. We have not taken any specific steps nor have any specific plans to raise additional capital at the present time.

We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months. Accordingly, after the next twelve months, we will need to obtain additional financing for any new significant operational or exploratory expenses.

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Off Balance Sheet Arrangements

As of October 31, 2004, there were no off balance sheet arrangements.

Results of Operations for Period Ending October 31, 2004

We did not earn any revenues from inception through the period ending October 31, 2004. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $13,444 from our inception on April 27, 2004 until our first year ended on July 31, 2004. These operating expenses included professional fees in connection with our corporate organization and a commission paid in connection with a number of subscriptions by Canadian residents for the purchase of our stock. We incurred operating expenses in the amount of $11,865 for the three month period ended October 31, 2004. These operating expenses included professional fees in the amount of $6,030, exploration costs in the amount of $2,358, and office and administration expenses in the amount of $3,406. The professional fees incurred for the three month period ended October 31, 2004 primarily consisted of legal fees. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to undertaking the additional phases of our geological exploration program and the professional fees that we will incur in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

We had cash of $102,496 and working capital of $90,354 as of July 31, 2004, our first fiscal yearend. We had cash of $86,058 and working capital of $78,489 as of October 31, 2004.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Description of Property

We own through our subsidiary company, CEL, a 100% interest in the Chub mineral claims. We hold our interest subject to the likelihood of being reduced to an 85% joint venture interest upon completion of our initial exploration phase. We do not own or lease any property other than our interest in the Chub mineral claims.

The mineral claims are located on the east flank of Boulder Mountain (Elliot Creek drainage) in the Similkameen Mining Division (Tulameen mining camp) in south-central British Columbia, at an

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elevation of 3,600 to 4,100 feet.. The village of Tulameen is approximately 5 miles southeast of the mineral claims and Princeton, B.C lies 30 miles to the south.

Access to the Chub mineral claims is via paved road past the town of Tulameen and Otter Lake to Elliott Creek forestry road, and thereafter 4 ½ miles to the South Branch road. The claims can be approached by forestry roads that branch from the Boulder Mountain main line logging road. The claims are located between 1.2 to 2.5 miles south through logged timber blocks. About on half of the claims are best accessed by foot while the balance are best accessed by four wheel drive equipped vehicles.

Electrical power transmission lines are within about 5 miles of the property.

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N
CLAIM MAP 092H066
CLAIM MAP 092H067
5481000
ELLIOTT CREEK
CHUB 7 606848M
CHUB 8 606849 M
CHUB 5 606846M
CHUB 6 606847M
CHUB 3 606844M
CHUB 4 606845M
CHUB 2 606843M
CHUB 1 606842M
CHUB 9 606901M
RAINBOW 7 373070
RAINBOW 8 373071
CHUB 13 606905M
CHUB 11
CHUB 14 606906M
BOULDER
CHUB 12 606904M
CHUB 10 606902M
500m
CLAIM SKETCH TO ACCOMPANY RECORDS OF CHUB 1-14 CLAIMS

FIGURE 2. CLAIM MAP – CHUB 1 – 14 CLAIMS

To accompany Report and Recommendations, by E. Ostensoe, P. Geo.

Sept. 4, 2004

CHUB 1 – 14 Claims

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Corporate Offices

We currently rent office space from Pendrell Management Corp., and they provide us with telephone answering, secretarial and mail services for $1,300 per month. The arrangement is from month to month with no formal written agreement.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

- Any of our directors or officers;
- Any person proposed as a nominee for election as a director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
- Any of our promoters;
- Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock. There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

44

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had fifty one (51) holders of record of our common stock.

Rule 144 Shares

A total of 6,800,000 shares of our common stock will be available for resale to the public after May 14 2005, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 100,165 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least

45

two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after May 14, 2005.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

46

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our President and to our Secretary for all services rendered in all capacities to us for our first fiscal year ended July 31, 2004.

Annual Compensation					Long Term Compensation
Name	Title	Year	Salary	Bonus	Other annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts	All Other Compensation
Scott Young	President & Chief Financial Officer, Director	FYE July 31, 2004	$0	$0	$0	0	0	0	0
Maxine Cooper*	Former Secretary	FYE July 31, 2004	$0	$0	$0	0	0	0	0
* Maxine Cooper served as our secretary from May 17th, 2004 until June 9th, 2004, and joined us for purposes of assisted Mr. Young in dealing with corporate organizational matters.

We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we decide to proceed with additional exploration programs beyond the second stage program.

We do not pay to our director any compensation for serving as a director on our board of directors.

Stock Option Grants

We did not grant any stock options to the executive officers during our first fiscal year which ended July 31, 2004. We have also not granted any stock options since July 31, 2004.

47

Financial Statements

Index to Financial Statements:

1.                    Audited consolidated financial statements for the period ended July 31, 2004, including:

F-1  Report of Independent Registered Public Accounting Firm;

F-2  Balance Sheet;

F-3  Statement of Operations;

F-4  Statement of Cash Flows;

F-5  Statement of Stockholders' Equity; and

F-6-9        Notes to Financial Statements.

2.                     Unaudited interim consolidated financial statements for the period ended October 31, 2004, including:

F-10  Balance Sheet;

F-11  Statement of Operations;

F-12  Statement of Cash Flows;

F-13  Statement of Stockholders' Equity; and

F-14-18      Notes to Financial Statements.

48

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

AS AT JULY 31, 2004
AND FOR THE PERIOD APRIL 27, 2004 (INCEPTION) TO JULY 31, 2004
(Stated in U.S. Dollars)

Report of Registered Public Accounting Firm

Balance Sheet

Statement of Operations

Statement of Cash Flows

Statement of Stockholders’ Equity

Notes to the Financial Statements

                                                                                        MORGAN
                                                                                  & COMPANY
                                                                                                                                                                                                                                                                      CHARTERED ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Chubasco Resources Corp.
(An exploration stage company)

We have audited the accompanying balance sheet of Chubasco Resources Corp. (an exploration stage company) as at July 31, 2004 and the related statements of operations, cash flows, and stockholders’ equity for the period from April 27, 2004 (date of inception) to July 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at July 31, 2004 and the results of its operations and its cash flows for the period indicated in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company incurred a net loss of $13,444 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                                                                                                                                                            “Morgan & Company”

October 4, 2004                                                                                                                                                                                Chartered Accountants

Tel: (604) 687-5841                                                                                                                                                                                                                                           P.O.Box 10007 Pacific Centre
Fax: (604) 697-0075                                                                                                                                                                                                                                Suite 1488 - 700 West Georgia Street
                                                                                                                                                                                                                                                                                 Vancouver, B.C. V7Y 1A1

F-1

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

BALANCE SHEET

JULY 31, 2004
(Stated in U.S. Dollars)

ASSETS

Current
Cash	$102,496

LIABILITIES

Current
Accounts payable and accrued liabilities	$9,495
Due to related party (Note 3)	2,647
12,142
STOCKHOLDERS’ EQUITY

Share Capital (Note 4)
Authorized:
90,000,000 common shares with a par value of $0.001 per share
10,000,000 preferred shares with a par value of $0.001 per share

Issued and outstanding:
10,016,500 common shares	10,017

Additional paid-in capital	91,708

Other Comprehensive Income	2,073

Deficit Accumulated During The Exploration Stage	(13,444)
90,354

$102,496

Subsequent Events (Note 5)
The accompanying notes are an integral part of these financial statements

F-2

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION, APRIL 27, 2004, TO JULY 31, 2004
(Stated in U.S. Dollars)

Expenses
Bank charges	$149
Professional fees	9,395
Office and administration	3,900

Net Loss For The Period	$13,444

Basic And Diluted Loss Per Share	$(0.01)

Weighted Average Number Of Shares Outstanding	7,374,068

The accompanying notes are an integral part of these financial statements

F-3

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, APRIL 27, 2004, TO JULY 31, 2004
(Stated in U.S. Dollars)

Cash Flows From Operating Activities
Net loss for the period	$(13,444)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Increase in accounts payable and accrued liabilities	9,495
(3,949)

Cash Flows From Financing Activities
Advances from related party	2,647
Sale of common stock	101,725
104,372

Foreign Exchange Effect On Cash	2,073

Increase In Cash	102,496

Cash, Beginning Of Period	-

Cash, End Of Period	$102,496

The accompanying notes are an integral part of these financial statements

F-4

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM INCEPTION, APRIL 27, 2004, TO JULY 31, 2004
(Stated in U.S. Dollars)

	COMMON STOCK				DEFICIT
	NUMBER			ACCUMULATED	ACCUMULATED
	OF		ADDITIONAL	OTHER	DURING THE
	COMMON	PAR	PAID-IN	COMPREHENSIVE	EXPLORATION
	SHARES	VALUE	CAPITAL	INCOME	STAGE	TOTAL

Balance, April 27, 2004 (Date of incorporation)	-	$-	$-	$-	$-	$-

May 14, 2004 - Shares issued for cash at $0.01	6,800,000	6,800	61,200	-	-	68,000
June 8, 2004 - Shares issued for cash at $0.01	3,210,000	3,210	28,890	-	-	32,100
July 30, 2004 - Shares issued for cash at $0.25	6,500	7	1,618	-	-	1,625
Foreign currency translation adjustment	-	-	-	2,073	-	2,073
Net loss for the period	-	-	-	-	(13,444)	(13,444)

Balance, July 31, 2004	10,016,500	$10,017	$91,708	$2,073	$(13,444)	$90,354

  The accompanying notes are an integral part of these financial statements

F-5

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2004
(Stated in U.S. Dollars)

1.   OPERATIONS

Organization

Chubasco Resources Corp. (“Chubasco” or the “Company”) was incorporated under the laws of the State of Nevada, U.S.A., on April 27, 2004. The Company’s principal executive offices are in Vancouver, British Columbia. The Company’s intended year end is July 31, 2004.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. The Company has not commenced business operations.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $13,444 for the period from April 27, 2004 (inception) to July 31, 2004, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its natural resource properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.   SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

F-6

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2004
(Stated in U.S. Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)  Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. At July 31, 2004, the Company had no cash equivalents.

b)  Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash. The Company’s cash is held at a Canadian chartered bank, which has deposit insurance of $45,300 (CDN$60,000), thus limiting the amount of credit exposure.

c)   Fair Value of Financial Instruments

The carrying value reflected in the balance sheet for cash, accounts payable, and due to related party approximate their fair values because of the short term nature of these instruments.

d)  Revenue Recognition

Gold, silver or other mineral sales will be recognized when title passes to the purchaser and delivery occurs.

e)   Mineral Property Option Payments and Exploration Costs

The Company will expense all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.

f)   Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)   monetary items at the rate prevailing at the balance sheet date;
ii)  non-monetary items at the historical exchange rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

F-7

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2004
(Stated in U.S. Dollars)

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

       f)  Foreign Currency Translation (Continued)

The resulting cumulative translation adjustments have been recorded as a separate component of stockholders’ equity and the resulting transaction gains and losses are included in the statement of operations.

g)   Comprehensive Income

The Company presents comprehensive income in its statement of stockholders’ equity. Total comprehensive income includes changes in equity that are excluded from the statements of operations and are recorded directly into a separate section of stockholders’ equity on the balance sheet.

h)   Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At July 31, 2004, the Company has no stock equivalents that were dilutive and included in the earnings per share computation.

 i)  Reclamation and Abandonment Costs

The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 143 (“SFAS 143”) - “Accounting for Asset Retirement Obligations” which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement establishes a uniform methodology for accounting for estimated reclamation and abandonment costs whereby reclamation and closure costs including site rehabilitation will be recorded at the estimated present value of reclamation liabilities and will increase the carrying amount of the related asset. These reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and revisions to either the timing or the amount of the original present value estimate. The Company’s adoption of SFAS No. 143 did not have a material impact on its operations or financial position.

F-8

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2004
(Stated in U.S. Dollars)

3.  DUE TO RELATED PARTY

At July 31, 2004, the Company was indebted to a director and officer in the amount of $2,647. This advance is unsecured, bears no interest and has no fixed terms of repayment.

4.   COMMON STOCK

      On May 14, 2004, the Company sold 6,800,000 shares of its common stock at $0.01 per share for cash.

On June 8, 2004, the Company sold 3,210,000 shares of its common stock at $0.01 per share for cash.

On July 30, 2004, the Company sold 65 units at $25.00 per unit, each unit consisting of 100 common shares of the Company.

5.   SUBSEQUENT EVENTS

On August 2, 2004, the Company formed a wholly-owned subsidiary, known as Chub Exploration Ltd. (formerly 700507 BC Ltd.), a company incorporated in British Columbia, Canada.

On September 14, 2004, Chub Exploration Ltd. entered into a property acquisition agreement with Marvin A. Mitchell and Mitchell Geological Services whereby Mitchell Geological Services is to be appointed Operator of the Chub Mineral Claims (the “Property”). The Property consists of fourteen mineral claims within the Similkameen Mining Division of British Columbia. Prior to the Completion Date (when the appointed Management Committee is satisfied that the proposed mine is ready for commercial production), Chub Exploration Ltd. must incur aggregate Exploration Expenditures of not less than $4,510 on or before December 31, 2004, and incur aggregate Exploration Expenditures of not less than $9,020 on or before December 31, 2005. If Chub Exploration Ltd.’s Exploration Expenditures exceed $9,120, those expenditures are subject to the Joint Venture Agreement. Upon Completion Date, or as they may sooner agree, Chub Exploration Ltd. and Mitchell Geological Services will enter into the Joint Venture Agreement. Under the Joint Venture Agreement, Chub Exploration Ltd. will have 85% of the rights to the Property and Mitchell Geological Services will have 15% of the rights to the Property.

F-9

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2004
(Stated in U.S. Dollars)

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

INTERIM CONSOLIDATED BALANCE SHEET

(Stated in U.S. Dollars)

	OCTOBER 31	JULY 31
	2004	2004
		(Audited)
ASSETS

Current
Cash	$86,058	$102,496
Prepaid expenses	130	-
	$86,188	$102,496

LIABILITIES

Current
Accounts payable and accrued liabilities	$7,699	$9,495
Due to related party	-	2,647
	7,699	12,142

STOCKHOLDERS’ EQUITY

Share Capital (Note 4)
Authorized:
90,000,000 common shares with a par value of $0.001 per share
10,000,000 preferred shares with a par value of $0.001 per share

Issued and outstanding:
10,016,500 common shares	10,017	10,017

Additional paid-in capital	91,708	91,708

Other Comprehensive Income	2,073	2,073

Deficit Accumulated During The Exploration Stage	(25,309)	(13,444)
	78,489	90,354

	$86,188	$102,496

Commitments (Note 5)

The accompanying notes are an integral part of these consolidated financial statements

F-10

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

INTERIM CONSOLIDATED STATEMENT OF OPERATIONS

(Stated in U.S. Dollars)

		CUMULATIVE
		PERIOD FROM
		DATE OF
	THREE	INCEPTION
	MONTHS	APRIL 27
	ENDED	2004 TO
	OCTOBER 31	OCTOBER 31
	2004	2004

Expenses
Interest and bank charges	$71	$220
Exploration costs	2,358	2,358
Professional fees	6,030	15,425
Office and administration	3,406	7,306
	11,865	25,309

Net Loss For The Period	$11,865	$25,309

Basic And Diluted Loss Per Share	$(0.01)

Weighted Average Number Of Shares Outstanding	10,016,500

The accompanying notes are an integral part of these consolidated financial statements

F-11

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

(Stated in U.S. Dollars)

		CUMULATIVE
		PERIOD FROM
		DATE OF
	THREE	INCEPTION
	MONTHS	APRIL 27
	ENDED	2004 TO
	OCTOBER 31	OCTOBER 31
	2004	2004

Cash Flows From Operating Activities
Net loss for the period	$(11,865)	$(25,309)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Increase in prepaid expenses	(130)	(130)
Increase (decrease) in accounts payable and accrued liabilities	(1,796)	7,699
	(13,791)	(16,547)

Cash Flows From Financing Activities
Advances from (repayments to) related party	(2,647)	-
Sale of common stock	-	101,725
	(2,647)	101,725

Foreign Exchange Effect On Cash	-	2,073

Increase (Decrease) In Cash	(16,438)	86,058

Cash, Beginning Of Period	102,496	-

Cash, End Of Period	$86,058	$86,058

The accompanying notes are an integral part of these consolidated financial statements

F-12

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(Stated in U.S. Dollars)

	COMMON STOCK				DEFICIT
	NUMBER			ACCUMULATED	ACCUMULATED
	OF		ADDITIONAL	OTHER	DURING THE
	COMMON	PAR	PAID-IN	COMPREHENSIVE	EXPLORATION
	SHARES	VALUE	CAPITAL	INCOME	STAGE	TOTAL

Balance, April 27, 2004 (Date of incorporation)	-	$-	$-	$-	$-	$-

May 14, 2004 - Shares issued for cash at $0.01	6,800,000	6,800	61,200	-	-	68,000
June 8, 2004 - Shares issued for cash at $0.01	3,210,000	3,210	28,890	-	-	32,100
July 30, 2004 - Shares issued for cash at $0.25	6,500	7	1,618	-	-	1,625
Foreign currency translation adjustment	-	-	-	2,073	-	2,073
Net loss for the period	-	-	-	-	(13,444)	(13,444)

Balance, July 31, 2004	10,016,500	$10,017	$91,708	$2,073	$(13,444)	$90,354

Net loss for the period	-	-	-	-	(11,865)	(11,865)
Balance, October 31, 2004	10,016,500	$10,017	$91,708	$2,073	$(24,116)	$78,489

The accompanying notes are an integral part of these consolidated financial statements

F-13

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2004

(Stated in U.S. Dollars)

1.   BASIS OF PRESENTATION

The unaudited interim consolidated financial statements as of October 31, 2004 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these consolidated financial statements be read in conjunction with the July 31, 2004 audited financial statements and notes thereto.

2.    OPERATIONS

        a)  Organization

Chubasco Resources Corp. (“Chubasco” or the “Company”) was incorporated under the laws of the State of Nevada, U.S.A., on April 27, 2004. The Company’s principal executive offices are in Vancouver, British Columbia. The Company’s year-end is July 31, 2004.

        b) Exploration Stage Activities

 The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resource properties. The Company has not commenced business operations.

   c) Going Concern

 The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

 As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $25,319 for the period from April 27, 2004
 (inception) to October 31, 2004, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its natural resource properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

F-14

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2004

(Stated in U.S. Dollars)

3.   SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)   Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Chub Exploration Ltd. (a British Columbia corporation). All significant intercompany balances and transactions have been eliminated on consolidation.

 b)  Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. At October 31, 2004, the Company had no cash equivalents.

 c)  Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash. The Company’s cash is held at a Canadian chartered bank, which has deposit insurance of $45,300 (CDN$60,000), thus limiting the amount of credit exposure.

 d)  Fair Value of Financial Instruments

The carrying value reflected in the balance sheet for cash, prepaid expenses, accounts payable, and due to related party approximate their fair values because of the short-term nature of these instruments.

 e)  Revenue Recognition

Gold, silver or other mineral sales will be recognized when title passes to the purchaser and delivery occurs.

F-15

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2004

(Stated in U.S. Dollars)

3.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)  Mineral Property Option Payments and Exploration Costs

The Company will expense all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.

g)  Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)     monetary items at the rate prevailing at the balance sheet date;
ii)    non-monetary items at the historical exchange rate;
iii)         revenue and expense at the average rate in effect during the applicable accounting period.

The resulting cumulative translation adjustments have been recorded as a separate component of stockholders’ equity and the resulting transaction gains and losses are included in the statement of operations.

h)   Comprehensive Income

The Company presents comprehensive income in its statement of stockholders’ equity. Total comprehensive income includes changes in equity that are excluded from the statements of operations and are recorded directly into a separate section of stockholders’ equity on the balance sheet.

i)   Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At October 31, 2004, the Company has no stock equivalents that were dilutive and included in the earnings per share computation.

F-16

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2004

(Stated in U.S. Dollars)

3.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

j)    Reclamation and Abandonment Costs

The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 143 (“SFAS 143”) - “Accounting for Asset Retirement Obligations” which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.

This Statement establishes a uniform methodology for accounting for estimated reclamation and abandonment costs whereby reclamation and closure costs including site rehabilitation will be recorded at the estimated present value of reclamation liabilities and will increase the carrying amount of the related asset. These reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and revisions to either the timing or the amount of the original present value estimate. The Company’s adoption of SFAS No. 143 did not have a material impact on its operations or financial position.

4.    COMMON STOCK

 On May 14, 2004, the Company sold 6,800,000 shares of its common stock at $0.01 per share for cash.

 On June 8, 2004, the Company sold 3,210,000 shares of its common stock at $0.01 per share for cash.

 On July 30, 2004, the Company sold 65 units at $25.00 per unit, each unit consisting of 100 common shares of the Company.

5.   COMMITMENTS
On August 2, 2004, the Company formed a wholly-owned subsidiary, known as Chub Exploration Ltd. (formerly 700507 BC Ltd.), a company incorporated in British Columbia, Canada.

On September 14, 2004, Chub Exploration Ltd. entered into a property acquisition agreement with Marvin A. Mitchell and Mitchell Geological Services whereby Mitchell Geological Services was appointed Operator of the Chub Mineral Claims (the “Property”). The Property consists of fourteen mineral claims within the Similkameen Mining Division of British Columbia. Prior to the Completion Date (when the appointed Management Committee is satisfied that the proposed mine is ready for commercial production), Chub Exploration Ltd. must incur aggregate Exploration Expenditures of not less than $4,510 on or before December 31, 2004, and incur aggregate Exploration Expenditures of not less than $9,020 on or before December 31, 2005.

F-17

CHUBASCO RESOURCES CORP.
(An Exploration Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2004

(Stated in U.S. Dollars)

5.   COMMITMENTS (Continued)

If Chub Exploration Ltd.’s Exploration Expenditures exceed $9,120, those expenditures are subject to the Joint Venture Agreement. Upon Completion Date, or as they may sooner agree, Chub Exploration Ltd. and Mitchell Geological Services will enter into the Joint Venture Agreement. Under the Joint Venture Agreement, Chub Exploration Ltd. will have 85% of the rights to the Property and Mitchell Geological Services will have 15% of the rights to the Property.

F-18

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit; and

4. willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1. such indemnification is expressly required to be made by law;

2. the proceeding was authorized by our Board of Directors;

3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4. such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any

50

director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee                                                        $               231
Federal Taxes                                                                                                                  $                Nil
State Taxes and Fees                                                                                                       $                Nil
Transfer Agent Fees                                                                                                         $            1,000
Accounting fees and expenses                                                                                          $             5,000
Legal fees and expenses                                                                                                   $           20,000
                                                                                                                                        ____________
Total                                                                                                                                $            26,231
                                                                                                                                        ===========

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 6,800,000 shares of common stock on May 14, 2004 to Mr. Scott Young, our president, chief financial officer and sole director. Mr. Young acquired these shares at a price of $0.01 per share. We received $68,000 from this offering. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

We completed an offering of 3,210,000 shares of our common stock at a price of $0.01 per share to a total of seven purchasers on June 8, 2004. The total amount we received from this offering was

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$32,100. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 6,500 shares of our common stock at a price of $0.25 per share to a total of forty three purchasers on July 30, 2004. The total amount we received from this offering was $1,625. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts. We paid a commission of approximately $145 with respect to this offering.. No registration rights were granted to any of the purchasers.

The availability of Regulation S is dependent upon the satisfaction of a series of requirements:

(1)    Rule: All offers and sales must be made in offshore transactions.
        Compliance: All offers and sales were made to non-U.S. residents. Each subscriber is a resident of Canada.

(2)    Rule: No directed selling efforts can be made in the United States by us, a distributor, their affiliates, or any person acting on behalf of any of the foregoing.
        Compliance: No directed selling efforts were made in the United States.

(3)    Rule: The issuer must satisfy the conditions of Category 1, 2 or 3 of Rule 903, Regulation S.
        Compliance: We have complied with the conditions of Category 3 of 903(b):

        (a) Rule: Offering restrictions must be implemented.
             Compliance: We implemented offering restrictions in the Subscription Agreements with investors;

        (b) Rule: All offers or sales made prior to the expiration of a one-year distribution compliance period may not have been made to a U.S. person or for the account or benefit of a U.S. person.

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              Compliance: The purchasers in this offering are non-U.S. residents. These purchasers have not offered or sold their shares to date. Their shares are being registered as part of this form SB-2 registration statement;

         (c) Rule: Offers or sales made prior to the expiration of a one-year distribution compliance period must have been made pursuant to the following four conditions:
                   i. Rule: The purchaser of the securities certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S.
                      person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act.
                      Compliance: The purchasers in this offering so agreed in their Subscription Agreement.

                   ii. Rule: The purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an available exemption from registration; and
                       agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.
                       Compliance: The purchasers in the offering so agreed in the Subscription Agreement.

                   iii. Rule: The issuer's securities contained a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.
                       Compliance: A restricted legend, as described below, has been affixed to each purchaser's share certificate representing all shares purchased in the offering made under Regulation S in the event that such share certificates are issued prior to the effective date of this prospectus.

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED, HYPOTECATED, OR OTHERWISE TRANFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. NO OFFERS OR SALES OR TRANSFER (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATION S."

53

                        iv. Rule: The issuer is required, either by contract or a provision in its bylaws, articles or charter or comparable documents, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures (such as the Regulation S legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.
                             Compliance: Chubasco Resources Corp. and each subscriber both agreed in their respective Subscription Agreement that we will refuse to register any transfer of these Regulation S shares not made in accordance with the above-stated rule.

          (d) Rule: Each distributor selling securities to a distributor, a dealer, or a person receiving a selling commission, fee or other remuneration, prior to the expiration of a 40-day distribution compliance period in the case of debt securities, or a one-year distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.
                Compliance: Not applicable to facts of offering.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation [1]
3.2	Amended Articles of Incorporation [1]
3.3	By-Laws [1]
4.1	Sample Share Certificate [1]
5.1	Opinion of Cane & Associates, LLP, with consent to use [1]
10.1	Property Acquisition Agreement dated September 14, 2004 between Chub Exploration Ltd. and Mr. Marvin A. Mitchell [1]
10.2	Property Operating Agreement dated September 14, 2004 between Chub Exploration Ltd. and Mitchell Geological Services Inc. [1]
10.3	Amending Agreement to the Property Operating Agreement dated September 14, 2004 between Chub Exploration Ltd. and Mitchell Geological Services Inc. [2]
10.4	Bill of Sale Absolute between Marvin Mitchell and Chub Exploration Ltd. [2]
21.1	Subsidiaries of Small Business Issuer [2]
23.1	Consent of Morgan & Company, Chartered Accountants
23.2	Consent of Erik A. Ostensoe, P. Eng.

1  Previously filed as an exhibit to the Registration Statement on Form SB-2 filed on October 8, 2004

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2  Previously filed as an exhibit to the Amendment No. 1 to the Registration Statement on Form SB-2 filed on December 1, 2004

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

    (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on February 9, 2005.

                                    CHUBASCO RESOURCES CORP.

                          By:
                                                                                                                                     /s/ Scott Young
                                                                                                                                     Scott Young
                                                                                                                                     President, Chief Financial Officer and
                                                                                                                                     Director

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